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                                                                    EXHIBIT 99.2


             WORLD ACCESS REPORTS RESULTS OF TELDAFAX TENDER PROCESS

Atlanta, Georgia - February 15, 2001 - WORLD ACCESS, INC. (NASDAQ: WAXS) announced today that it has received official notice that the results of the tender offer to purchase the outstanding shares of TelDaFax not already owned or under contract give the Company a potential ownership stake of 89%. However, the exchange of World Access shares for the TelDaFax tendered shares is dependent on completion of the listing requirements for the Frankfurt Stock Exchange, and compliance with any disclosure or solicitation requirements imposed by the SEC or German law as a consequence of the Company's announcement today regarding fourth quarter results and liquidity. The Company will release additional information regarding the TelDaFax share exchange after consultation with the relevant authorities and the Company's advisors.

About World Access

World Access is focused on being a leading provider of bundled voice, data and Internet services to small- to medium-sized business customers located throughout Europe. In order to accelerate its progress toward a leadership position in Europe, World Access is acting as a consolidator for the highly fragmented retail telecom services market, with the objective of amassing a substantial and fully integrated business customer base. To date, the Company has acquired several strategic assets, including Facilicom International, which operates a Pan-European long distance network and carries traffic for approximately 200 carrier customers, NETnet, with retail sales operations in 9 European countries, and WorldxChange, with over 750,000 retail accounts in the US and Europe. World Access, branding as NETnet, offers services throughout Europe, including long distance, internet access and mobile services. The Company provides end-to-end international communication services over an advanced asynchronous transfer mode internal network that includes gateway and tandem switches, an extensive fiber network encompassing tens of millions of circuit miles and satellite facilities. For additional information regarding World Access, please refer to the Company's website at www.waxs.com.

This press release may contain financial projections or other forward-looking statements made pursuant to the safe harbor provisions of the Securities Reform Act of 1995. Such statements involve risks and uncertainties which may cause actual results to differ materially. These risks include: inability to obtain adequate financing or financing on terms acceptable or favorable to the Company; inability to restructure existing debt obligations; potential inability to identify, complete and integrate


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acquisitions; difficulties in expanding into new business activities; delays in new service offerings; the potential termination of certain service agreements or the inability to enter into additional service agreements; and other risks described in the Company's SEC filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000, as amended, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, and the Company's Registration Statements on Forms S-3 (No. 333-79097) and S-4 (No. 333-37750 and 333-44864), and the
Company's Report on Form 8-K dated January 10, 2001, all of which are incorporated by reference into this press release.

World Access has filed a proxy statement/prospectus and other relevant documents concerning the TelDaFax transactions with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT/PROSPECTUS AND THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain the documents free of charge at the SEC's Web site, www.sec.gov. In addition, documents filed with the SEC by World Access will be available free of charge by writing to Investor Relations, World Access, Inc., 945 E. Paces Ferry Road, Suite 2200, Atlanta, GA, 30326, or by telephone request to 404-231-2025.

The participants, as defined in Instruction 3 to Item 4 of Schedule 14(A) in the solicitation of proxies from the World Access stockholders for the approval of the transactions include World Access and Walter J. Burmeister, Kirby J. Campbell, Brian Cipoletti, Stephen J. Clearman, John P. Imlay, Jr., Massimo Prelz Oltramonti, John D. Phillips, John P. Rigas, Carl E. Sanders and Lawrence C. Tucker, each a director of World Access. Please see World Access' Registration Statement on Form S-4 (No. 333-44864) for a description of the World Access security holdings of each of the World Access directors.

World Access Contact:               Michele Wolf
(404-231-2025)                      V.P. of Investor Relations
http://www.waxs.com